As filed with the Securities and Exchange Commission on January 17, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIPLE CROWN MEDIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-3012824 (I.R.S. Employer Identification No.)

546 East Main Street
Lexington, Kentucky	40508
(Address of Principal Executive Offices)	(Zip Code)

Triple Crown Media, Inc. 2005 Long-Term Incentive Plan
Bull Run Corporation Amended and Restated 1994 Long Term Incentive Plan
Bull Run Corporation Non-Employees Directors’ 1994 Stock Option Plan
(Full Title of the Plan)

Thomas J. Stultz	Copy to:
President and Chief Executive Officer
Triple Crown Media, Inc. 546 East Main Street Lexington, Kentucky 40508 (Name and Address of Agent for Service)	Arnold S. Jacobs, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036 (212) 969-3000

(859) 226-4678
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Each Class Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.001 per share	1,000,000	$8.11	$8,110,000	$867.77

(1)	This Registration Statement covers 1,000,000 shares available for issuance under the Triple Crown Media, Inc. 2005 Long-Term Incentive Plan, the Bull Run Corporation Amended and Restated 1994 Long Term Incentive Plan and the Bull Run Corporation Non-Employees Directors’ 1994 Stock Option Plan. This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Triple Crown Media, Inc. 2005 Long-Term Incentive Plan, the Bull Run Corporation Amended and Restated 1994 Long Term Incentive Plan and the Bull Run Corporation Non-Employees Directors' 1994 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)	Calculated solely for purposes of the registration fee for this offering in accordance with paragraph (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the bid and asked price as of January 11, 2006.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-4.2 AMENDED AND RESTATED BY-LAWS
EX-4.4 BULL RUN CORPORATION AMENDED & RESTATED 1994 INCENTIVE PLAN
EX-4.5 BULL RUN CORPORATION NON-EMPLOYEE DIRECTORS' 1994 STOCK OPTION PLAN
EX-5 OPINION OF PROSKAUER ROSE LLP
EX-23.1 CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-23.2 CONSENT OF PRICEWATERHOUSECOOPERS LLP

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by Triple Crown Media, Inc., a Delaware corporation (the “Company” or the “Registrant”), are incorporated by reference herein:
(a)	the Company’s Current Report on Form 8-K filed with the Commission on January 4, 2006;

(b)	the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2005;

(c)	the Company’s Current Report on Form 8-K filed with the Commission on December 2, 2005;

(d)	the Registrant’s Proxy Statement/Prospectus/Information Statement that constitutes a part of the Company’s Registration Statement on Form S-1/Form S-4 filed with the Commission on September 13, 2005, including any amendments thereto; and

(e)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, including any amendments thereto or reports filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Company discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s by-laws provide generally for indemnification of the Registrant’s officers, directors, agents and employees to the extent authorized by the General Corporation Law of the State of Delaware (“DGCL”). Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such person. The statute also expressly provides that the power to indemnify that it authorizes is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     As permitted by Section 102 of the DGCL, the Registrant’s sole stockholder has approved and incorporated provisions into Article Seven of the Registrant’s amended and restated certificate of incorporation and Article VI of the Registrant’s by-laws eliminating a director’s personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director’s fiduciary duty, except for liability under Section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.
     On June 13, 2005, Gray Television, Inc. (“Gray”), entered into a guaranty agreement in favor of any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant through date of the consummation of the spin-off and the merger, or, while a director or officer of the Registrant during such period, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans. Pursuant to the guaranty agreement, as amended, Gray irrevocably and unconditionally guaranteed to such persons the prompt, punctual and full performance of all of the Registrant’s indemnification and contribution obligations (including the advancement of expenses) arising under, in accordance with and subject to, the DGCL, the Registrant’s amended and restated certificate of incorporation, the Registrant’s by-laws, any resolutions of the Registrant’s board of directors or any committee thereof, or otherwise, as they may exist from time to time, in respect of actions or omissions by such persons. Gray has the right to recover from the Registrant for any payments made by Gray pursuant to the guaranty.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Triple Crown Media, Inc. (incorporated by reference to the Registrant’s Proxy Statement/Prospectus/Information Statement that constitutes a part of the Company’s Registration Statement on Form S-1/Form S-4 filed with the Commission on September 13, 2005, including any amendments thereto).

4.2	Amended and Restated By-Laws of Triple Crown Media, Inc.*

4.3	Triple Crown Media, Inc. 2005 Long Term Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2005).

4.4	Bull Run Corporation Amended and Restated 1994 Long Term Incentive Plan.*

4.5	Bull Run Corporation Non-Employees Directors’ 1994 Stock Option Plan.*

5	Opinion of Proskauer Rose LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of PricewaterhouseCoopers LLP.*

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5).

24	Power of Attorney (included on signature page).*

*	Filed herewith.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky on this 13th day of January, 2006.

TRIPLE CROWN MEDIA, INC.
By:	/s/ Thomas J. Stultz
	Name:	Thomas J. Stultz
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
      Each person whose signature appears below constitutes and appoints Thomas J. Stultz as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas J. Stultz	President, Chief Executive Officer and
Thomas J. Stultz	Director(Principal Executive Officer)	January 13, 2006

/s/ Frederick J. Erickson	Chief Financial Officer and Secretary
Frederick J. Erickson	(Principal Accounting and Financial Officer)	January 13, 2006

/s/ Robert S. Prather, Jr.	Chairman and Director
Robert S. Prather, Jr.		January 13, 2006

/s/ Gerald N. Agranoff	Director
Gerald N. Agranoff		January 13, 2006

/s/ James W. Busby	Director
James W. Busby		January 13, 2006

/s/ Hilton H. Howell, Jr.	Director
Hilton H. Howell, Jr.		January 13, 2006

/s/ Monte C. Johnson	Director
Monte C. Johnson		January 13, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Triple Crown Media, Inc. (incorporated by reference to the Registrant’s Proxy Statement/Prospectus/Information Statement that constitutes a part of the Company’s Registration Statement on Form S-1/Form S-4 filed with the Commission on September 13, 2005, including any amendments thereto, is incorporated herein by reference).

4.2	Amended and Restated By-Laws of Triple Crown Media, Inc.*

4.3	Triple Crown Media, Inc. 2005 Long Term Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2005).

4.4	Bull Run Corporation Amended and Restated 1994 Long Term Incentive Plan.*

4.5	Bull Run Corporation Non-Employees Directors’ 1994 Stock Option Plan.*

5	Opinion of Proskauer Rose LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of PricewaterhouseCoopers LLP.*

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5).

24	Power of Attorney (included on signature page).*

* Filed herewith.